SHERB & CO., LLP
                                805 Third Avenue
                            New York, New York 10022
                                  212-838-5100
                                Fax 212-838-2676


                                   Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement of DSE Fishman, Inc. on Form S-8 of our report dated August 23, 2002 of our audit of DSE Fishman, Inc. as of period ended July 31, 2002 with respect to its financial statement, which report was included in Form 10-SB as amended to date.



                                                     /s/ Sherb & Co., LLP


                                                     SHERB & CO., LLP





New York, New York
January 17, 2003